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                                                                     EXHIBIT 3
              FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                                          April 2, 1997

First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester MA 01653

Gentlemen:

In my capacity as Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for the VEL II Account on Form S-6 under the Securities Act of 1933 with respect to the Company's individual flexible premium variable life insurance policies.

I am of the following opinion:

1. The VEL II Account is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in the VEL II Account equal to the reserves and other Policy liabilities of the Policies which are supported by the VEL II Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual flexible premium variable life insurance policies, when issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of the VEL II Account on Form S-6 filed under the Securities Act of 1933.

                                       Very truly yours,

                                       /s/ Sheila B. St. Hilaire

                                       Sheila B. St. Hilaire
                                       Assistant Vice President and Counsel